UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2014

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS

Simmons First Announces Plans To Consolidate Banks

Simmons First National Corporation announced today plans to consolidate its seven subsidiary banks into a single banking organization.  Simmons First Bank of Northeast Arkansas, Simmons First Bank of Searcy, Simmons First Bank of Hot Springs, Simmons First Bank of Russellville, Simmons First Bank of South Arkansas and Simmons First Bank of El Dorado will be merged with and into Simmons First National Bank, headquartered in Pine Bluff, Arkansas.  The consolidation will occur in two phases. The banks located in Jonesboro, Searcy and Hot Springs will be consolidated into Simmons First National Bank in May, 2014 with the remaining banks being consolidated into Simmons First National Bank in August, 2014.

"The elimination of the separate bank charters will increase the Company's efficiency and assist the Company in more effectively meeting the increased regulatory burden currently facing banking institutions," said George A. Makris, Jr., Chairman and Chief Executive Officer.  "There are many operational functions that we currently perform separately for each of our seven banks, after the consolidation these tasks will only need to be performed once."

Makris further noted, "We expect our customers to experience a positive impact from this change.  All of our banking and financial services will continue to be available in the same locations as before the consolidation. Our local management and Community Boards of Directors are committed to maintaining our nearby and neighborly service and this change will allow them more opportunity to meet the needs of our customers and the communities we serve."

Simmons First National Corporation is a $4.4 billion Arkansas based financial holding company conducting financial operations throughout Arkansas, Kansas and Missouri. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “SFNC”.

Forward Looking Statements

Statements in this current report that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements of this type speak only as of the date of this news release.  By nature, forward-looking statements involve inherent risk and uncertainties.  Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements.  Additional information on factors that might affect Simmons First National Corporation’s financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

Date: March 5, 2014	/s/ Robert A. Fehlman
Robert A. Fehlman,
Senior Executive Vice President,
Chief Financial Officer and Treasurer